EXHIBIT 1.2

                        MONTGOMERY FINANCIAL CORPORATION

                     Up to 1,315,410 Shares of Common Stock
                           ($0.01 Par Value Per Share)

                         Purchase Price $10.00 Per Share


                                AGENCY AGREEMENT


                                  May ___, 1997


Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

         Montgomery Financial Corporation, Crawfordsville, Indiana, an Indiana corporation ("Company"), Montgomery Mutual Holding Company, Crawfordsville ("MHC"), and Montgomery Savings, A Federal Savings Association, Crawfordsville, Indiana ("Association") (collectively, the "Primary Parties"), hereby confirm, jointly and severally, their agreement with Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. ("Webb"), as follows:

         Section 1. The Offering. The MHC, in accordance with a plan of conversion ("Plan") adopted by its Board of Directors and the Board of Directors of the Association, intends to convert from a federally chartered mutual holding company to a stock holding company with the Association reorganizing as its wholly owned subsidiary ("Conversion and Reorganization").

         Pursuant to the Plan, the Conversion and Reorganization will be effected as follows: (i) the MHC will convert to an interim federal stock savings and loan association and merge simultaneously with and into the Association, with the Association as the surviving entity and with the cancellation of the shares of common stock of the Association, $1.00 par value per share ("Association Common Stock"), issued and outstanding to the MHC as of the Closing Date (as hereinafter defined) and (ii) an interim federal stock savings and loan association formed by the Company will merge with and into the Association, resulting in (a) the Association becoming a wholly owned subsidiary of the Company and (b) the outstanding shares of Association Common Stock held by persons other than the MHC ("Public Association Shares") will be exchanged for shares of common stock, $0.01 par value per share, of the Company ("Exchange Shares") pursuant to a to-be-specified exchange ratio ("Exchange Ratio") ("Exchange Offering"), all as described in the Plan.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 2


         Pursuant to the Plan and as part of the Conversion and Reorganization, the Company is also offering up to 1,065,410 shares (subject to adjustment up to 1,225,257 shares) of its common stock, $0.01 par value per share ("Conversion Shares" and together with the Exchange Shares, "Common Stock" or "Shares") in a subscription offering ("Subscription Offering") to (i) Eligible Account Holders (as defined in the Plan), (ii) the ESOP (as defined in the Plan), (iii) Supplemental Eligible Account Holders (as defined in the Plan), (iv) Other Members (as defined in the Plan), (v) officers, directors and employees of the Primary Parties, and (vi) stockholders of the Association other than the MHC ("Public Stockholders"). The Company shall offer any Conversion Shares not subscribed for in the Subscription Offering for sale in a community offering ("Community Offering" and, when referred to together with the Subscription Offering, the "Subscription and Community Offering") to certain members of the general public with preference given to natural persons residing in Montgomery, Fountain and Warren Counties in Indiana. If any Shares are not subscribed for or purchased in the Subscription and Community Offering, Webb shall seek to form a syndicate of selected registered broker-dealers to assist in the sale of the Conversion Shares on a best efforts basis in a syndicated community offering ("Syndicated Community Offering"). It is acknowledged that the purchase of the Shares is subject to the purchase limitations described in the Plan and that the Primary Parties may reject, in whole or in part, any orders received in the Community Offering or the Syndicated Community Offering. The Subscription Offering, Community Offering, and Syndicated Community Offering, if any, together with the Exchange Offering, are collectively referred to as the "Offering."

         The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement on Form S-1 (File No. 333-________), including exhibits ("Registration Statement"), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933 ("1933 Act"), and has filed such amendments and supplements thereto, if any, and such amended prospectuses and supplemented prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act ("1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

         The MHC has filed with the Office of Thrift Supervision ("OTS") an Application for Approval of Conversion, including exhibits ("Conversion Application"), including the Prospectus contained therein, and has filed such amendments or supplements thereto, if any, as may have been required pursuant to the Home Owners' Loan Act, as amended ("HOLA"), and 12 C.F.R. 575.12(a) and 12 C.F.R. Part 563b ("Conversion Regulations"). In addition, the Company has filed with the OTS an application on Form H-(e)1, with exhibits, including all applicable applications under the Bank Merger Act, as amended ("BMA"), in connection with the interim mergers described above which

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 3


are part of the Conversion and Reorganization (collectively, the "Holding Company Application"), and has filed such amendments or supplements thereto, if any, as may have been required to become a registered savings and loan holding company under the HOLA.

         Section 2. Appointment of Webb; Compensation and Expenses; Sale and Delivery of Shares. Subject to the terms and conditions herein set forth, the Primary Parties hereby appoint Webb as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Conversion Stock and to advise and assist the Primary Parties with respect to the sale of the Conversion Stock in the Offering and to participate in the Offering in the areas of market making, research coverage, and syndicate formation (if necessary).

         On the basis of the representations and warranties and the agreements herein, but subject to the terms and conditions herein, Webb hereby accepts such appointment and agree to consult with and advise the Primary Parties as to the matters set forth in the letter agreement dated December 23, 1996 ("Letter Agreement") between the Association and Webb. Webb shall not be required to purchase any Shares or take any action inconsistent with all applicable laws, regulations, decisions or orders. If the Syndicated Community Offering is undertaken, Webb, upon consultation with the Primary Parties, shall seek to assemble and manage a selling group of selected registered broker-dealers which are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement in the form attached hereto as Exhibit A.

         Webb's obligations pursuant to this Agreement shall terminate upon the completion, termination or abandonment of the Plan by either of the Primary Parties or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription and Community Offering ("End Date"). All unpaid fees and expenses due to Webb shall be payable in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. If the Offering is extended beyond the End Date, the Company, the Primary Parties and Webb may agree to renew this Agreement under mutually acceptable terms.

         If the Company is unable to sell a minimum of 787,500 Conversion Shares during the Offering (including any permitted extensions thereof) herein provided, this Agreement shall terminate and the Company shall refund to all persons who have subscribed for any of the Conversion Shares, the full amount of their subscriptions plus accrued interest as set forth in the Prospectus and neither party to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 8, 9, and 10 hereof.

         If the Offering is terminated for any reason other than the action or inaction of Webb, Webb shall have earned and be entitled to be paid the fees and expenses accruing to the date of such termination pursuant to this Section 2.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 4

         If all conditions precedent to the consummation of the Conversion and Reorganization, including, without limitation, the receipt of subscriptions for the minimum number of Conversion Shares permitted to be sold in the Offering based on the most recent updated appraisal report and compliance by the Primary Parties of the conditions set forth in Section 7 hereof to the reasonable satisfaction of Webb and its counsel, the Company agrees to issue, or have issued, the Conversion Shares and the Exchange Shares and deliver certificates therefor on the Closing Date (as hereinafter defined) against payment to the Company by the means authorized by the Plan. The release of the Shares against payment therefor shall be made at a time, date and place mutually acceptable to the Primary Parties and Webb. Certificates for Shares shall be delivered directly to the purchasers by the Company or its transfer agent in accordance with their directions. The date upon which the Company shall release or deliver the Shares in accordance with the terms herein is the "Closing Date."

         Webb  shall  receive  the  following   compensation  for  its  services
hereunder:

          (a) A management fee of $25,000, $_______ of which has been paid as of the date hereof and the balance of which shall be payable on the Closing Date.

          (b) A success fee of 1.75% of the aggregate purchase price of the Conversion Shares sold in the Subscription and Community Offering, excluding any Conversion Shares subscribed or purchased by officers, directors or employees of the Primary Parties (or their immediate family members) or by the ESOP or any tax-qualified or stock-based compensation plans (except Individual Retirement Accounts) or similar plan created by the Association for some or all of its directors or employees.

          (c) For any Conversion Shares sold in the Syndicated Community Offering by selected broker-dealers, Webb shall receive a fee not to exceed 5.5% of the aggregate purchase price of the Shares sold by such selected broker-dealers. Webb shall pass on to such selected broker-dealers an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. If any fees are paid pursuant to this subsection (c), such fees shall be in lieu of, and not in addition to, the fees paid pursuant to subsections (a) and (b) above. Fees with respect to purchases affected with the assistance of broker-dealers other than Webb shall be transmitted by Webb to such broker/dealer.

         Whether or not the Conversion and Reorganization is completed or the sale of the Shares by the Company is consummated, the Primary Parties jointly and severally agree to pay or reimburse Webb, from time to time upon Webb's request, for: (a) actual out-of-pocket expenses incurred by Webb including, but are not limited to, travel, communication, and lodging, the aggregate of which shall not exceed $5,000 without the approval of the Primary Parties, and (b) the reasonable legal fees and expenses of its counsel not to exceed $30,000.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 5

         The Primary Parties alone shall bear the expenses of the Offering customarily borne by issuers of securities including, without limitation, OTS, Commission, "Blue Sky," and NASD filing and registration fees; accounting fees, attorneys fees, appraiser fees, transfer agent and registrar fees, and other agent fees and expenses; any stock issue or transfer taxes; printing, postage and mailing, and marketing and syndicate expenses associated with the Conversion and Reorganization.

         Full payment of Webb fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or the End Date.

         Section 3. Representations and Warranties of the Primary Parties. The Primary Parties jointly and severally represent and warrant to Webb as follows:

         (a) The Registration Statement has been declared effective by the Commission; at the time the Registration Statement, including the Prospectus contained therein, became effective, the Registration Statement, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, including the Prospectus contained therein, and any information regarding the Primary Parties contained in Sales Information (as such term is defined in Section 11 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and as of the date of this Agreement, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any information regarding the Primary Parties contained in Sales Information (as such term is defined in
Section 8 hereof) authorized by the Primary Parties for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 3(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by Webb expressly regarding Webb for use in the Prospectus under the caption "The Conversion and Reorganization--Marketing Arrangements."

         (b) The Conversion Application has been approved by the OTS and the related Prospectus, proxy statement of the MHC relating to the special meeting of members at which the Plan shall be considered for approval by the MHC's eligible voting members, and the proxy statement of the Association relating to the special meeting of stockholders at which the Plan shall be considered for approval by the Association's eligible voting stockholders have each been authorized for use by the OTS; at the time of the approval of the Conversion Application, including the Prospectus contained therein, and as of the date of this Agreement, the Conversion Application, including the Prospectus, complied as to form in all material respects with the Conversion Regulations. At the time of the approval of the Conversion Application, including the Prospectus contained therein, and as of

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 6

the date of this Agreement, the Conversion Application, including the Prospectus contained therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 3(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by Webb expressly regarding Webb for use in the Prospectus under the caption "The Conversion and Reorganization -- Marketing Arrangements."

         (c) The Holding Company Application has been approved by the OTS.

         (d) No order has been issued by the OTS, the Commission or any other governmental agency preventing or suspending the use of the Prospectus and no action by or before any governmental entity to revoke any approval, authorization or order of effectiveness related to the Conversion and Reorganization is pending or, to the best knowledge of the Primary Parties, threatened.

         (e) The Plan has been adopted by the Boards of Directors of the MHC and the Association as required by the Conversion Regulations and has been acknowledged by the Board of Directors of the Company.

         (f) To the best knowledge of the Primary Parties, no person has sought to obtain review of the final action of the OTS in approving the Plan or in approving the Conversion Application or the Holding Company Application pursuant to the HOLA, the Conversion Regulations, state securities laws and regulations (collectively, the "Blue Sky Laws"), or any other statute or regulation.

         (g) The Association is organized and is validly existing as a federally chartered capital stock savings and loan association in good standing under the laws of the United States, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Association has obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the Association is complying therewith in all material respects; the Association is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified in one or more of such jurisdictions would have a material adverse effect on the financial condition, earnings, capital, assets properties or business of the Association.

         (h) The Association does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 7


         (i) The MHC is organized and is validly existing as a federally chartered mutual holding company in good standing under the laws of the United States, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the MHC has obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the MHC is complying therewith in all material respects; the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified in one or more of such jurisdictions would have a material adverse effect on the financial condition, earnings, capital, assets properties or business of the Primary Parties.

         (j) The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

         (k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or the business of the Company; the Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole; and all such licenses, permits and governmental authorizations are in full force and effect, and the Company is complying in all material respects therewith.

         (l) MSA Service Corporation ("Subsidiary") is the Association's sole subsidiary; the Subsidiary has been duly organized, is validly existing and in good standing under the laws of the State of Indiana, with full power and authority to own its property and conduct its business and is not required to be qualified to do business as foreign corporation in any jurisdiction where non-qualification has or would have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; the Subsidiary holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where failure to hold such licenses, permits or authorizations would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; all of the outstanding capital stock of the Subsidiary has been duly authorized and is fully paid and non-assessable, and is owned directly by the Association, free and clear of any liens or encumbrances; the activities of the Subsidiary are permitted to subsidiaries of a federally-chartered savings and loan association by the OTS regulations and the policies and practices of the OTS.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 8

         (m) The Association is a member of the Federal Home Loan Bank of Indianapolis ("FHLB-Indianapolis"); the deposit accounts of the Association are insured by the FDIC under the SAIF up to applicable legal limits; and no proceedings for the termination or revocation of such membership or insurance are pending or, to the best knowledge of the Association, threatened.

         (n) The Primary Parties have good and marketable title to all real property and other assets material to the business of the Primary Parties and to those properties and assets described in the Registration Statement and Prospectus as owned buy them, free and clear of all liens, charges, encumbrances or restrictions, except as described therein or are not material to the business of the Primary Parties, taken as a whole; and all of the leases and subleases material to the business of the Primary Parties, including those described in the Registration Statement and Prospectus, are in full force and effect and the Primary Parties are complying therewith in all material respects.

         (o) The Primary Parties have received an opinion of Silver, Freedman & Taff, L.L.P., Washington, D.C., with respect to the federal income tax consequences of the Conversion and Reorganization and an opinion from Geo. S. Olive & Co. LLC, Indianapolis, Indiana, with respect to the Indiana income tax consequences of the Conversion and Reorganization as described in the
Registration Statement and Prospectus; and the facts and representations upon which such opinions are based are true, accurate and complete, and the Primary Parties have not taken any actions inconsistent therewith.

         (p) The Primary Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into and perform this Agreement; the consummation of the Conversion and Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Primary Parties and this Agreement has been validly executed and delivered by the Primary Parties and is the valid, legal and binding Agreement of the Primary Parties enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement or creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) laws relating to the safety and soundness of insured depository institutions and their affiliates as set forth in 12 U.S.C. ss.1818(b), and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or Section 23A of the Federal Reserve Act, as amended ("Section 23A").

         (q) The execution, delivery and performance of this Agreement by the Primary Parties does not conflict with, or result in a breach of, any of the terms, provision or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default)

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 9

under, the articles of incorporation or bylaws of the Company or the respective charter and bylaws of the MHC and the Association.

         (r) The Primary Parties are not in violation of any directive from the OTS, FDIC or any other governmental agency to make any change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations and, except as may be set forth in the Registration Statement and the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Primary Parties, threatened, which might materially and adversely affect the Conversion and Reorganization, the performance of this Agreement, the consummation of the transactions contemplated by the Plan or which may have a material adverse affect on the financial condition, earnings, capital, properties, assets or business of the Company or the Association, taken as a whole.

         (s) The consolidated financial statements of the Association which are included in the Registration Statement, the Conversion Application and the Prospectus present fairly the financial condition, results of operations, retained earnings and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby, and comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations, Regulation S-X of the Commission, and generally accepted accounting principles ("GAAP") properly and consistently applied through the periods involved (except as noted therein). Such financial statements are consistent with the most recent financial statements and other reports filed by the Association with the OTS, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Association included in the Registration Statement and the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly and consistently applied on the bases described therein.

         (t) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, earnings, capital, properties or business of the Primary Parties, taken as a whole, whether or not arising in the ordinary course of business;
(ii) with respect to the Association, there has not been any material increase in loans past due 90 days or more or in real estate acquired by foreclosure, by deed-in-lieu of foreclosure, or deemed in-substance foreclosure, (iii) there has not been any material decrease in stockholders' equity, reserves or total assets of the Association, (iv) neither of the Primary Parties has issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (v) there have not been any transactions entered into by any of the Primary Parties, except with respect to those transactions entered into in the ordinary course of business; (vi) the properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus; and (vii) neither of the Primary Parties has any material contingent liabilities except as disclosed in the Prospectus.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 10

         (u) The Primary Parties are not in violation of their articles of incorporation or bylaws or charter or bylaws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which either of them is a party or by which it or any of their properties may be bound, which would result in a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties, taken as a whole.

         (v) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of the Primary Parties in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Association is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse affect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties, taken as a whole; and such agreements are in full force and effect and no other party to any such agreements has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to either or all of the Primary Parties, would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties, taken as a whole.

         (w) Notwithstanding subscription rights granted pursuant to the Plan, no preemptive rights exist with respect to the Shares.

         (x) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approvals of the OTS and the Commission, any necessary qualification, notification, registration or exemption under the Blue Sky Laws of the various jurisdictions in which the Shares are to be offered.

         (y) Geo. S. Olive & Co. LLC, which has certified the consolidated financial statements of the Association contained in the Registration Statement, Conversion Application, and the Prospectus, are, with respect to the Primary Parties, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the Conversion Regulations, and the 1933 Act Regulations.

         (z) Keller & Company, Inc., which has prepared the Independent Valuation Appraisal Report as of March 4, 1997, as amended or supplemented, if so amended or supplemented ("Appraisal"), is independent of the Primary Parties within the meaning of the Conversion Regulations.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 11

         (aa) The Primary Parties have timely filed all required federal, state and local tax returns and have paid all taxes due and payable in respect of such returns, and except where permitted to be extended, and have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

         (bb) The Association complies in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

         (cc) Neither of the Primary Parties has lent any funds for the purchase of Shares or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

         (dd) Neither of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence other bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, (b) with respect to the Company, shares issued in connection with its initial capitalization and (c) with respect to the Association, shares of
Association Common Stock issued pursuant to the exercise of options under the Association's Stock Option Plan and under the Association's Management Recognition Plan); (ii) had any dealings within the immediate prior 12 months with any NASD member, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement; and (iv) engaged any intermediary other than Webb in connection with the Offering, and no person is being compensated in any manner for such service.

         (ee) The Primary Parties have not relied upon Webb or Webb's counsel for any legal, tax or accounting advice in connection with the Conversion and Reorganization.

         (ff) All documents delivered by the Primary Parties or their representatives in connection with the issuance and sale of the Common Stock and Webb's exercise of due diligence, were, on the dates on which they were delivered, accurate and complete in all material respects.

         (gg) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects and Webb shall have no liability to any person for the accuracy, reliability and completeness of such records or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 12

         (hh) To the best knowledge of the Primary Parties, the Primary Parties comply with all laws, rules and regulations relating to environmental protection, and neither of them has been notified or is otherwise aware that either of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the best knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor do the Primary parties have any reason to believe any such proceedings may be brought against either of them; and to the best knowledge of the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or in which the Association has a security interest.

         (ii) The Association's authorized capital stock consists of 2,000,000 shares of Association Common Stock, of which _____ shares are issued and outstanding as of the date hereof, and ________ shares of preferred stock, $____ par value per share, none of which is issued and outstanding as of the date hereof; and the MHC is not authorized to issue any shares of capital stock.

         Any certificate signed by an officer of the Company or the Association pursuant to the conditions of this Agreement and delivered to Webb or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company or the Association to Webb as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         Section 4. Representations and Warranties of Webb. Webb represents and warrants to the Primary Parties that:

                  (i) Webb is a corporation in good standing under the laws of the State of Ohio with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

                  (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Webb, and this Agreement has been duly and validly executed and delivered by Webb and is the legal, valid and binding agreement of Webb, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement or creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 13

                  (iii) The execution and delivery of this Agreement by Webb, the consummation of the transactions contemplated hereby and compliance with the terms and provision hereof shall not conflict with, or result in a breach of, any of the terms, provision or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of Webb or any material agreement, indenture or other instrument to which Webb is a party or by which it or its property is bound.

                  (iv) Webb and its employees, and to the best knowledge of Webb, its agents and representatives, who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and Webb is a registered selling agent in each of the jurisdictions in which the Shares are to be offered for sale by the Company in reliance upon Webb as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

                  (v) No approval of any regulatory, supervisory or other public authority other than the NASD is required in connection with Webb's execution and delivery of this Agreement.

                  (vi) There is no suit, proceeding, charge, or action before or by any court, regulatory authority or government agency or body pending or, to the best knowledge of Webb, threatened, which might materially and adversely affect Webb's performance of this Agreement.

         Section 5. Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant with Webb as follows:

         (a) From the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective and up to the Closing Date, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Association contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the covenant in this Section 5(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by Webb expressly regarding Webb for use in the Prospectus under the caption "The Conversion and Reorganization -- Marketing Arrangements."

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 14

         (b) From the time of the approval of the Conversion Application, including the Prospectus contained therein, and up to the Closing Date, the Conversion Application, including the Prospectus contained therein, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this covenant in this Section 5(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by Webb expressly regarding Webb for use in the Prospectus under the caption "The Conversion and Reorganization -- Marketing Arrangements."

         (c) At any time after the date the Registration Statement is declared effective, the Company shall not file any amendment or supplement to the Registration Statement without providing Webb and their counsel an opportunity to review such amendment or supplement, and shall not file any amendment or supplement to which Webb or their counsel shall reasonably object.

         (d) At any time after the Conversion Application is approved by the OTS, the Association shall not file any amendment or supplement to the Conversion Application without providing Webb and their counsel an opportunity to review such amendment or supplement, and shall not file any amendment or supplement to which Webb or their counsel shall reasonably object.

         (e) At any time after the Holding Company Application is approved by the OTS, the Company shall not file any amendment or supplement to such Holding Company Application without providing Webb and their counsel an opportunity to review such amendment or supplement, and shall not file any amendment or supplement to which Webb or their counsel shall reasonably object.

         (f) The Primary Parties shall notify Webb in writing of any violation of its articles of incorporation and bylaws, in the case of the Company, and its charter and bylaws, in the case of the MHC and the Association, at any time after the date hereof and prior to the Closing Date. Unless waived in writing by Webb, which waiver shall not be unreasonably withheld, the Company shall not be in violation of its articles of incorporation or bylaws, and the MHC and the Association shall not be in violation of its charter or bylaws, at any time after the date hereof and prior to the Closing Date.

         (g) The Primary Parties shall use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the Conversion Application to be approved by the OTS, and shall immediately notify Webb upon receipt of any information concerning any of the following events: (i) when any post-effective amendment to the Registration Statement has become effective; (ii) when any post-approval amendment to the Conversion Application has been approved; (iii) when any post-approval amendment to the Holding Company Application has been approved; (iv) when any comments from the Commission, the OTS, or any other governmental entity are issued with respect to the Registration Statement,

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 15

Conversion Application, Holding Company Application, or the transactions contemplated by this Agreement; (v) when any request is made by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application or the Holding Company Application, or for any other additional information; (vi) when the Commission, the OTS or any other governmental entity issues any order or takes or threatens any action to suspend the Offering, the effectiveness of the Registration Statement, or the use of the Prospectus or any other filing of the Company or the Association under the Conversion Regulations, or other applicable law; (vii) the issuance by the Commission, the OTS or any other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application or Holding Company Application, or of the initiation or threat of initiation of any proceedings for any such purpose; or
(viii) the occurrence of any event mentioned in subsection (n) below; and the Primary Parties shall take every reasonable effort to prevent the issuance by the Commission, the OTS or any state authority of any order referred to in (vi) and (vii) above, and if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

         (h) As of the Closing Date, the Association shall have all approvals and authority to issue and sell its common stock to the Company and the Company shall have such approvals and orders to issue and sell the Shares as provided for herein and as described in the Prospectus.

         (i) The shares of Association Common Stock issued and outstanding to the MHC on the Closing Date shall be canceled on the Closing Date.

         (j) The Primary Parties shall deliver to Webb and to their counsel two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto. The Primary Parties shall also deliver such additional copies of the foregoing documents to counsel to Webb as may be required for any NASD filings.

         (k) Upon consummation of the Conversion and Reorganization, the authorized, issued and outstanding equity capital of the Company shall be within the range set forth in the Prospectus under the caption "Capitalization," and, except for shares issued in connection with the initial capitalization of the Company which shall be canceled upon consummation of the Conversion and Reorganization, no shares of Common Stock shall be issued and outstanding prior to the Closing Date; the Shares shall have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, shall be duly and validly issued, fully paid and non-assessable; the terms and provisions of the Shares shall conform to the description thereof contained in the Registration Statement and the Prospectus; and upon the issuance of the Shares, good title

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 16

to the Shares shall be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

         (l) The Primary Parties shall furnish to Webb, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 ("1934 Act"), such number of copies of such Prospectus as Webb may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act ("1934 Act Regulations"); and the Primary Parties authorize Webb to use the Prospectus in any lawful manner contemplated by the Plan in connection with the sale of the Shares.

         (m) The Primary Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and Reorganization and the transactions contemplated thereby imposed by the Commission and the OTS, to be complied with subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties shall comply, at their own expense, with all requirements imposed upon them by the Commission and the OTS, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

         (n) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Primary Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Primary Parties or in the opinion of Webb's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the
Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered, the Primary Parties shall, at their own expense, prepare and file with the Commission and the OTS and furnish to Webb a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to Webb and their counsel after a reasonable time for review) which shall amend or supplement the Registration
Statement or Prospectus, so that as amended or supplemented the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

         (o) The Primary Parties shall each timely furnish to Webb such information with respect to them as Webb may from time to time reasonably request.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 17

         (p) The Company shall take all necessary action required to register the Shares for offering and sale by the Company or to exempt such Shares from registration and to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the Blue Sky Laws of such jurisdictions in which Webb and the Primary Parties may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to quality to do business in any jurisdiction in which it is not so qualified; and in each jurisdiction where any of the Shares shall have been qualified or registered the Company shall prepare and file, at its own expense, such statements and reports as may be required by the laws of such jurisdiction.

         (q) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders shall be duly established and maintained by the Association in accordance with the Conversion Regulations.

         (r) The Company shall not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the prior written consent of Webb, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

         (s) The Common Stock shall be the subject of an effective registration statement under Section 12(g) of the 1934 Act as of the Closing Date and the Company shall maintain the effectiveness of such registration for not less than three years.

         (t) During the period during which the Common Stock is registered under the 1934 Act or for three years from the Closing Date, whichever period is greater, the Company shall furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report in accordance with Rule 14a-3(b) of the 1934 Act Regulations.

         (u) During the period of three years from the Closing Date, the Company shall furnish to Webb: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) if requested, a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Association as Webb may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Association as Webb may reasonably request.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 18

         (v) The Company and the Association shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         (w) The Company shall not distribute any prospectus (as defined in Section 2(10) of the 1933 Act) other than the Prospectus and the Sales Information (as defined in Section 8 hereof) in connection with the offer and sale of the Shares without first notifying Webb.

         (x) The Company shall use its best efforts to (i) encourage and assist two market makers to establish and maintain a market for the Shares and (ii) list the Shares on a national securities exchange or on The Nasdaq Stock Market effective on or prior to the Closing Date.

         (y) In accordance with the Plan and as described in the Prospectus, the Primary Parties shall deposit all funds received from subscribers in an interest bearing account until the Closing Date and the satisfaction of all conditions precedent to the release of the Shares, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled.

         (z) The Company shall register as a savings holding company under the HOLA within 90 days of the Closing Date.

         (aa) The Company shall take such actions and furnish such information as are reasonably requested by Webb in order for Webb to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

         (bb) The Primary Parties shall not amend the Plan of Conversion in any manner that, in the reasonable opinion of Webb, would materially and adversely affect the sale of the Shares or the terms of this Agreement, without first notifying and receiving the consent of Webb.

         (cc) From the date of this Agreement up to the Closing Date, the records of Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members shall be accurate, reliable and complete in all material respects; and Webb, who shall assist the Primary Parties in their allocation of the Shares in the event of an oversubscription, shall have no liability to any person for the accuracy, reliability and completeness of such records or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records.

         (dd) Prior to the Closing Date, the Plan shall have been approved by the eligible voting members of the MHC and the eligible voting stockholders of the Association in

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 19

accordance with the Conversion Regulations and the provisions of MHC's and the Association's charter and bylaws.

         (ee)  The   Primary   Parties   shall   conduct  the   Conversion   and
Reorganization in accordance with the Plan, all applicable laws and regulations and in the manner described in the Prospectus.

         (ff) The Company shall comply with the provisions of Rule 158 of the 1933 Act Regulations.

         (gg) The Company shall file with the Commission, within the required timeperiod, a Report of Sales of Securities and Use of Proceeds Therefrom on Form SR pursuant to Rule 463 of the 1933 Act Regulations.

         (hh) The Primary Parties shall use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of Webb specified in Section 7 hereof.

         (ii) The Primary Parties shall conduct their businesses in material compliance with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OTS and the FDIC.

         (jj) Upon completion of the sale by the Company of the Shares contemplated by the Plan and the Prospectus, (i) the MHC shall have been converted pursuant to the Plan to a stock holding company, (ii) all of the authorized and outstanding capital stock of the Association shall be owned by the Company, (iii) the Company shall have no direct subsidiaries other than the Association, and (iv) the Conversion and Reorganization shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion and Reorganization (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

         (kk) The consummation of the transactions herein contemplated shall not conflict with or constitute a breach of, or default under, the respective charter and bylaws of the Primary Parties.

         (ll) The Primary Parties shall use their best efforts to assure that the representations and warranties set forth in Section 3 of this Agreement shall remain in full

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 20

force and effect throughout the period from the date of this Agreement up to and including the Closing Date.

         Section 6. Covenants of Webb. Webb hereby covenants with the Primary Parties as follows:

         (a) During the Offering, Webb shall comply, in all material respects with all requirements imposed upon them by the OTS and, to the extent applicable, by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and Webb shall remain registered selling agents in all such jurisdictions in which the Company is so relying for the sale of Shares as set forth in the blue sky memorandum with respect to the Offering until the Conversion and Reorganization is consummated or terminated.

         (b) Webb shall distribute the Prospectus in connection with the sales of the Common Stock in accordance with Conversion Regulations, the 1933 Act and the 1933 Act Regulations.

         Section 7. Conditions to Webb's Obligations. Webb's obligations hereunder are subject, to the extent not waived in writing by Webb, to the condition that all representations and warranties of the Primary Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

         (a) At the Closing Date, the Primary Parties shall have conducted the Conversion and Reorganization in all material respects accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and Reorganization imposed upon them by the OTS, the Commission and any state securities agency.

         (b) The Registration Statement shall have been declared effective by the Commission, the Conversion Application approved by the OTS, and the Holding Company Application approved by the OTS not later than 5:30 p.m., Eastern time, on the date of this Agreement, or with Webb's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion and Reorganization shall have been issued or proceedings therefore initiated or, to the best of the Company's and the

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 21

Association's knowledge, threatened by the Commission, the OTS or any other federal or state authority.

         (c) At the Closing Date, Webb shall have received:

                  (1) The favorable opinion, dated as of the Closing Date and addressed to Webb for their benefit, of Silver, Freedman & Taff, L.L.P., Washington, D.C., counsel for the Primary Parties, in form and substance to the effect that:

                           (i) The  Company  has been duly  incorporated  and is
                  validly existing and in good standing under the laws of the State of Indiana and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, assets, properties or business of the Primary Parties, taken as a whole.

                           (ii) The  Association  has been chartered and is, and
                  will be upon consummation of the Conversion and Reorganization, validly existing as a capital stock savings and loan association chartered under the laws of the United States of America, with full corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus; the Association is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or the business of the Association; and upon consummation of the Conversion and Reorganization, all of the issued and outstanding capital stock of the Association shall be duly authorized and, upon payment therefor, shall be validly issued, fully paid and non-assessable, and all such capital stock shall be owned of record and beneficially by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

                           (iii) The MHC has been duly  organized and is validly
                  existing as a federally chartered mutual holding company, duly authorized to conduct its business and own its properties as described in the Registration Statement and Prospectus.

                           (iv) The Subsidiary has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Indiana and has been duly qualified to do business and is in good standing as foreign

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 22

                  corporations in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; to such counsel's knowledge, the Subsidiary holds all licenses, certificates and permit from governmental authorities necessary for the conduct of its business, except where the failure to hold such licenses, certificates or permits would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; the Subsidiary is not in violation of its certificate of incorporation or bylaws; all of the outstanding capital stock of the Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable, and owned directly by the Association, free and clear of any liens, encumbrances or other claims or restrictions; the Subsidiary has good and marketable title to all assets material to its business free and clear of all material liens, charges, encumbrances or restrictions except such as would not result in a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; all of the leases and subleases material to the business of the Subsidiary under which the Subsidiary holds properties are in full force and effect; and the activities of the Subsidiary are permitted to subsidiaries of a federally chartered savings and loan association by the regulations and the policies and practices of the OTS.

                           (v) The Association is a member of the FHLB-Indianapolis; the deposit accounts of the Association are insured by the FDIC under the SAIF up to the maximum amount allowed under law; and, to our knowledge, no proceedings for the termination or revocation of such membership or insurance are pending or threatened.

                           (vi) Upon consummation of the Conversion and Reorganization, the authorized, issued and outstanding capital stock of the Company shall be within the range set forth in the Prospectus under the caption "Capitalization," and except for shares issued upon incorporation of the Company, no shares of Common Stock have been issued prior to the Closing Date; upon consummation of the Conversion and Reorganization, the Shares subscribed for pursuant to the Offering shall have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, shall be duly and validly issued, fully paid and non-assessable; except for subscription rights granted pursuant to the Plan, the issuance of the Shares is not subject to preemptive rights; upon issuance the Shares will be

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 23

                  transferred by the Company to the purchasers thereof subject to such claims as may be asserted against the purchasers by third-party claimants; the terms and provisions of the Shares conform to the description thereof contained in the Prospectus; and the form of certificate used to evidence the Common Stock is in due and proper form.

                           (vii) The authorized,  issued and outstanding capital
                  stock of the Association is as set forth in the Prospectus under the caption "Capitalization" in the Prospectus, and all of the outstanding shares of such capital stock have been duly authorized and validly issued and are fully paid and non-assessable.

                           (viii) The consummation of the transactions contemplated herein shall not conflict with or constitute a breach of, or default under, the articles of incorporation and bylaws of the Company and the respective charter and bylaws of the MHC and the Association.

                           (ix) The Conversion Application and the Holding Company Application have been approved by the OTS and the Prospectus and the proxy statement of the Association has been authorized for use by the OTS; and no action is pending or, to such counsel's knowledge, threatened to revoke any such authorizations or approvals.

                           (x) The Plan has been duly adopted by the vote of the
                  directors of both the MHC and the Association as required by the Conversion Regulations and approved by the eligible voting members of the MHC and the eligible voting stockholders of the Association as required by the Conversion Regulations and the MHC's and the Association's respective charter and bylaws.

                           (xi) Subject to the satisfaction of the conditions to
                  the OTS approval of the Conversion and Reorganization, no further approval, registration, authorization, consent or other order of or notice to any governmental agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion and Reorganization, except as may be required under the Blue Sky Laws of various jurisdictions (as to which no opinion need be rendered).

                           (xii) The  Registration  Statement  has been declared
                  effective under the 1933 Act and no stop order suspending the effectiveness has been issued or proceedings therefor initiated or, to such counsel's knowledge, threatened by the Commission or any other governmental agency.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 24

                           (xiii)  At  the  time  the  Conversion   Application,
                  including the Prospectus contained therein, was approved by the OTS, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations (other than the financial statements, the notes thereto, financial tables, and other financial, statistical and appraisal data including therein, as to which no opinion need be rendered).

                           (xiv) At the time  that  the  Registration  Statement
                  became effective, the Registration Statement, including the Prospectus (except as to financial statements, the notes thereto, financial tables, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                           (xv) To such counsel's knowledge, there are no material legal or governmental proceedings pending or threatened against either of the Primary Parties or principals thereof that are required to be disclosed in the Registration Statement and the Prospectus other than those disclosed therein (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Primary Parties or to such counsel, a present intention to initiate such litigation or proceeding).

                           (xvi) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement or the Prospectus or required to be filed as exhibits to the Registration Statement or the Conversion Application other than those described or referred to therein or filed as exhibits thereto; and the descriptions of such documents and exhibits in the Registration Statement and the Prospectus present fairly the information required to be shown.

                           (xvii) The execution  and delivery of this  Agreement
                  and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Primary Parties; and this Agreement is a valid and binding obligation of the Primary Parties, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law and except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 25

                  laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions and their holding companies or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and Section 23A; and the execution, delivery and performance of this Agreement and the incurrence of the obligations set forth herein by the Primary Parties shall not result in any violation of any applicable act or regulation (except that no opinion need be rendered with respect to the Blue Sky Laws of various jurisdictions).

                           (xviii)  To such  counsel's  knowledge,  the  Primary
                  Parties have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for licenses, approvals or authorizations the failure of which to have would not result in a material adverse change in the financial condition, results of operation or the business of the Primary Parties, taken as a whole, and, to such counsel's knowledge, all such licenses, permits and other governmental authorizations are in full force and effect, and, to such counsel's knowledge, the Primary Parties are in all materials respects complying therewith.

                           (xix) To such counsel's knowledge, neither the Company nor the Association is in default or violation in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Association is a party or by which the Company or the Association or any of their property may be bound in any respect that would have a material adverse effect on the financial condition or results of operations of the Primary Parties, taken as a whole.

                           (xx) To such counsel's knowledge, the Primary Parties
                  have conducted the Conversion and Reorganization in all material respects in accordance with the Plan, the Conversion Regulations and the HOLA; the Plan complies with the HOLA and the Conversion Regulations; no order has been issued by the OTS, the Commission or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's knowledge, threatened; and, to such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS as applicable, approving or taking no objection to the Plan, the Conversion Application, the Holding Company Application or the Prospectus.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 26

                           (xxi) To such  counsel's  knowledge,  neither  of the
                  Primary   Parties  is  in   violation   of  its   articles  of
                  incorporation   and  bylaws,   or  charter   and  bylaws,   as
                  applicable.

                           (xxii) To such  counsel's  knowledge,  neither of the
                  Primary Parties is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its respective business.

                           (xxiii) The  information in the Prospectus  under the
                  captions "The Conversion and Reorganization," "Comparison of Stockholders' Rights, "Restrictions on Acquisition of the Company," and "Description of the Capital Stock of the Company," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate and complete in all material respects.

         In giving such opinion, such counsel may rely (a) as to all matters of fact on certificates of officers or directors of the Primary Parties and certificates of public officials and (b) and as to matters of Indiana law upon the opinion of ________________, _________, Indiana, which opinion shall be in form and substance satisfactory to Webb. All references "to such counsel's knowledge" in such opinion shall have the meaning of "actual knowledge" as set forth in the American Bar Association Legal Opinion Accord (1991) ("Accord"). For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Primary Parties, or their counsel, shall have received a copy of such proceedings, order, stop order or action. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Primary Parties.

         In addition, such counsel shall provide a letter stating that during the preparation of the Registration Statement, Conversion Application and the Prospectus, such counsel participated in conferences with certain officers and other representatives of the Primary Parties, representatives of Webb, counsel to Webb, representatives of the independent public accountants for the Primary Parties, at which the contents of the Registration Statement, the Conversion Application and the Prospectus and related matters were discussed and, although they are not passing upon and do not assume the responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Conversion Application and Prospectus, on the basis of the foregoing (relying as to factual matters on certificates of officers and other factual representations by the Association and the Company), nothing has come to such counsel's attention that caused them to believe that the Registration Statement at the time it was declared effective by the SEC or the Prospectus as of its date and as of the Closing Date, contained or contains any

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 27

untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no comment or opinion with respect to the financial statements, schedules and other financial information and statistical and stock valuation data included, or statistical methodology employed, in the Registration Statement, Conversion Application and Prospectus).

                  (2) The favorable opinion, dated as of the Closing Date, of Breyer & Aguggia, Washington, D.C., counsel to Webb, with respect to such matters as Webb may reasonably require. Such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel shall reasonably request.

         (d) At the Closing Date, Webb shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Primary Parties, each dated as of the Closing Date, that state: (i) they have reviewed the Prospectus and, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus and as of the Closing Date, no material adverse change in the financial condition or in the earnings, capital, properties or business of the Primary Parties, taken as a whole, has occurred and no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 7 have been satisfied; (iii) the representations and warranties in Section 3 are true and correct with the same force and effect a though expressly made at and as of the Closing Date; (iv) the Primary Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and shall comply in all material respects with all obligations to be satisfied by them after the Closing Date; (v) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Primary Parties, threatened by the Commission or any state authority; (vi) no order suspending the Offering, the Conversion and Reorganization, or the effectiveness of the Prospectus has been issued or are pending or, to the best knowledge of the Primary Parties, threatened by the OTS, the Commission, or any other authority; and (vii) to the best knowledge of the Primary Parties, no person has sought to obtain review of the final action of the OTS approving the Plan.

         (e) Prior to and at the Closing Date: (i) in the reasonable opinion of Webb, there shall have been no material adverse change in the financial condition, or in the earnings or business of the Primary Parties, taken as a whole, from that as of the latest dates as of

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 28

which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (ii) the Company or the Association shall not have received any directive from the OTS or the FDIC to make any material change in the method of conducting their business with which it has not complied (which directive, if any, shall have been disclosed to Webb) or which materially and adversely would affect the business, operations or financial condition or income of the Primary Parties, taken as a whole; (iii) the Primary Parties shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the best knowledge of the Primary Parties, threatened against the Company or the Association or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financial condition or income of the Primary Parties, taken as a whole; and (v) the Shares have been qualified or registered for offering and sale under the Blue Sky Laws of the jurisdictions in which the Shares have been offered for sale.

         (f) Concurrently with the execution of this Agreement, Webb shall receive a letter from Geo. S. Olive & Co. LLC dated the date hereof and addressed to Webb: (i) confirming that Geo. S. Olive & Co. LLC are independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, 12 C.F.R. 571.2(c)(3) and the Code of Professional Ethics of the American Institute of Certified Public Accountants, and stating in effect that in their opinion the consolidated financial statements of the Association as of June 30, 1996 and 1995 and for the years ended June 30, 1996, 1995 and 1994 included in the Registration Statement and the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the
Conversion Regulations, and GAAP applied consistently; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Boards of Directors of the Primary Parties, the members of the MHC and the stockholders of the Association, and consultations with officers of the Primary Parties responsible for financial and accounting matters, nothing came to its attention which caused it to believe that: (A) the unaudited financial statements of the Association included in the Prospectus are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; and (B) during the period from that date of the latest audited financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any increase in borrowings or in non-performing assets by the Company or the Association; and (C) except as otherwise discussed in the Prospectus, there was any decrease in the stockholders' equity of the Association at the date of such letter as compared with amounts

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 29

shown in the latest audited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Association for the number of full months commencing immediately after the period covered by the latest audited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year (included in the Recent Developments Section of the Prospectus); and (iii) stating that, in addition to the audit referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection
(f), it has compared with the general accounting records of the Primary Parties, which are subject to the internal controls of the Primary Parties accounting system and other data prepared by the Primary Parties directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as you may reasonably request, and they have found such amounts and percentages to be in agreement therewith.

         (g) At the Closing Date, Webb shall receive a letter from Geo. S. Olive & Co. LLC dated the Closing Date, addressed to Webb, confirming the statements made by them in the letter delivered by them pursuant to subsection (f) of this
Section 10, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

         (h) At the Closing Date, Webb shall receive a letter from Keller & Company, Inc., dated the Closing Date and addressed to Webb, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and
(iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the appraisal as most recently updated, remains in effect.

         (i) The Primary Parties shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

         (j) At or prior to the Closing Date, Webb shall receive: (i) a copy of the letters from the OTS approving the Conversion Application and the Holding Company Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective;
(iii) a certificate  from the OTS evidencing  the existence of the  Association;
(iv) a certificate of good standing from the State of Indiana evidencing the good standing of the Company; (v) a certificate from the FDIC evidencing the Association's insurance of accounts; (vi) a certificate of the FHLB-Indianapolis

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 30

evidencing the Association's membership therein, (vii) a certificate from the OTS evidencing the existence of the MHC, and (viii) any other documents that Webb shall reasonably request.

         (k) At or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or The Nasdaq Stock Market or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, Indiana or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks, Indiana or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities in the effect of any of the above in Webb's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

         Section 8.  Indemnification.

         (a) The Primary Parties jointly and severally agree to indemnify and hold harmless Webb, its officers, directors, agents, servants and employees and each person, if any, who controls Webb within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that Webb or any of them may suffer or to which Webb and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse Webb and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by Webb or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), or any blue sky application or other instrument or document executed by the Company or the Association or based upon written information supplied by the Company or the Association filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 31

dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Association based upon written or oral information furnished by or on behalf of the Company or the Association, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion and Reorganization, or the performance of this Agreement; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Association by Webb regarding Webb; and provided further, however, that the Primary Parties shall not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court of competent jurisdiction to have resulted from Webb's bad faith or gross negligence.

         (b) Webb agrees to indemnify and hold harmless the Primary Parties, their directors and officers and each person, if any, who controls the Company or the Association within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 32

Application (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Webb's obligations under this Section 8(b) shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or the Conversion Application (or any amendment or supplement thereto), and Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing by Webb to the Primary Parties regarding Webb.

         (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) The agreements in this Section 8 and in Section 9 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of Webb or their officers, directors or controlling persons, agents or employees or by or on behalf of the Primary
Parties or any of its officers, directors or controlling persons, agents or employees; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. To the extent applicable, the respective obligations of the Primary Parties and Webb under this Section 8 are subject to and limited by public policy and the provisions of applicable law, including
Section 23A.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 33


         Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Primary Parties or Webb, as the case may be, the Primary Parties and Webb shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Primary Parties or Webb from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Webb are responsible for that portion represented by the percentage that the fees and expenses paid to Webb pursuant to Section 2 of this Agreement bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties, on the one hand, and Webb, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Primary Parties, on the one hand, and Webb, on the other, from the Offering (before deducting expenses). The relative benefits received by the Primary Parties, on the one hand, and Webb, on the other, shall be deemed to be in the same proportion as the gross proceeds from the Offering received by the Company bear to the total fees and expenses received by Webb. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission alleged omission to state a material fact relates to information supplied by the Company or the Association, on the one hand, or Webb, on the other, and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and Webb agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Webb shall not be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Webb under this Agreement. It is understood that the above stated limitation on Webb's liability is essential to Webb and that Webb would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 34

entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Primary Parties under this
Section 9 and under Section 8 shall be in addition to any liability which the Primary Parties may otherwise have. For purposes of this Section 9, Webb's and the Primary Parties' officers and directors and each person, if any, who controls Webb or the Company or the Association within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as Webb and the Primary Parties. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, shall notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9. To the extent applicable, the Primary Parties' and Webb's obligations under this Section 9 are subject to and limited by public policy and the provisions of applicable law.

         Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Primary Parties and Webb, and the representations and warranties and other statements of the Primary Parties set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Webb, the Primary Parties or any controlling  person  referred  to in  Section 8 hereof,  and shall  survive  the issuance of the Shares, and any legal representative, successor or assign of Webb, the Primary Parties, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         Section 11. Termination. (a) Webb may terminate its obligations under this Agreement by giving the notice indicated below in subsection (b) at any time after this Agreement becomes effective as follows:

                  (i) If the Company fails to sell the required minimum number of Shares by the End Date, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Association to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company or the Association as set forth in Sections 2, 8, 9 and 10 hereof.

                  (ii) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of Webb's obligations hereunder may be canceled by Webb by notifying the Primary Parties of such cancellation as provided

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 35

         in Section 12 hereof in writing or at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 8, 9 and 10 hereof.

                  (iii) If either of the Primary Parties is in material breach of the representation and warranties or covenants contained in Sections 3 and 5 and such breach has not been cured after the Primary Parties have provided such Agent with notice of such breach.

         (b) If Webb elect to terminate this Agreement with respect to it as provided in this Section 11, the Primary Parties shall be notified promptly by telephone, confirmed by letter.

         (c) The Primary Parties may terminate this Agreement with respect to Webb in the event either Webb are in material breach of the representation and warranties or covenants contained in Sections 4 and 6 and such breach has not been cured after the Primary Parties have provided Webb with notice of such breach.

         (d) This Agreement may also be terminated by mutual written consent of the parties hereto.

         Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to (i) Webb shall be mailed or delivered and confirmed to Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., 211 Bradenton, Dublin, Ohio 43017-5034, Attention: Patricia A. McJoynt (with a copy to Breyer & Aguggia, 1300 I Street, N.W., Suite 470 East, Washington, D.C. 20005, Attention: Paul M. Aguggia, Esquire); (ii) the Primary Parties, shall be mailed or delivered and confirmed to the Primary Parties at 119 East Main Street, Crawfordsville, Indiana 47933, Attention: Earl F. Elliott, Chairman and Chief Executive Officer (with a copy to Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, Washington, D.C. 20005, Attention: Martin L. Meyrowitz, Esquire).

         Section 13. Parties. The Primary Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement given on behalf of Webb when the same shall have been given by the undersigned. Webb shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Primary Parties, when the same shall have been given by the undersigned or any other officer of the Primary Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Webb, the Primary Parties and each of their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 36


         Section 14. Entire Agreement. This Agreement (including exhibits) is the exclusive agreement among the paries hereto, and supersedes any prior agreement among the parties (except for specific references herein to the Letter Agreement) and may not be varied except in writing signed by all the parties.

         Section 15. Partial Invalidity. If any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         Section  16.  Construction.   This  Agreement  shall  be  construed  in
accordance with the laws of the State of Ohio, except to the extent that federal law shall apply.

         Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         Section 18. Delivery by Telecopier. This Agreement shall become effective upon its execution and delivery by each of the parties hereto. Delivery may be made by telecopier with original copies to follow promptly by overnight courier.

                                      * * *

Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
Page 37

         If the foregoing correctly sets forth the arrangement among the Company, the MHC, the Association, and Webb, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Webb's acceptance shall constitute a binding agreement.

                                    Very truly yours,

                                    MONTGOMERY FINANCIAL CORPORATION



                                    By: _____________________________
                                    Its: ____________________________


                                    MONTGOMERY MUTUAL HOLDING COMPANY



                                    By: _____________________________
                                    Its: ____________________________


                                    MONTGOMERY SAVINGS, A FEDERAL ASSOCIATION



                                    By: _____________________________
                                    Its: ____________________________


Agreed to and accepted as of
the date first above written

CHARLES WEBB & COMPANY, A DIVISION
OF KEEFE, BRUYETTE & WOODS, INC.



By: ____________________________
Its: ___________________________

                                                                       EXHIBIT A

                        MONTGOMERY FINANCIAL CORPORATION


                  Up to 1,225,257 Shares (Anticipated Maximum)
                           (Par Value $0.01 Per Share)

                           Selected Dealers' Agreement


                            ___________________, 1997


Gentlemen:

         We have agreed to assist Montgomery Mutual Holding Company, Crawfordsville, Indiana ("MHC"), a federally chartered mutual holding company, and Montgomery Savings, A Federal Association, Crawfordsville, Indiana ("Association"), a federally chartered stock savings and loan association, in connection with the offer and sale of up to 1,225,257 shares of the common stock, par value $0.01 per share ("Conversion Shares"), of Montgomery Financial Corporation, Crawfordsville, Indiana ("Company"), an Indiana corporation, to be issued in connection with the conversion of the MHC from a mutual holding company to a stock holding company and simultaneous reorganization of the Association as a wholly owned subsidiary of the Company ("Conversion and Reorganization"), pursuant to the Home Owners' Loan Act, as amended, and 12 C.F.R. 575.12(a). The MHC, Association and Company are collectively referred to as the "Primary Parties."

         The total number of Conversion Shares to be offered may be decreased to a minimum of 787,500 shares and increased to a maximum of 1,065,410 shares. The price per share has been fixed at $10.00. The Conversion Shares, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed Prospectus dated May ____, 1997 ("Prospectus"). In connection with the Conversion and Reorganization, the Company, on a best efforts basis, is offering for sale such Conversion Shares, in a Subscription Offering (as defined in the Prospectus). Any Shares not sold in the Subscription Offering shall be offered to the general public in the Community Offering (as defined in the Prospectus) giving preference to natural persons residing in Montgomery, Fountain and Warren Counties in Indiana.

         The Subscription and Community Offerings are being conducted under a plan of conversion ("Plan") adopted by the Boards of Directors of the MHC and the Association. The Subscription and Community Offerings are further being conducted in accordance with the regulations of the OTS and subject to the provisions contained in the Plan.

         The Conversion Shares are also being offered in accordance with the Plan by broker/dealers licensed by the National Association of Securities Dealers, Inc. ("NASD") which have been approved by the Association ("Approved Brokers").

         We are offering the Approved Brokers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Conversion Shares and we shall pay your a fee in the amount of ____ percent (____%) of the dollar amount of the Conversion Shares sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms for payment therefor to the special account established by the Association for the purpose of holding such funds. It is understood, of course, that payment of your fee shall be made only out of compensation received by us for the Conversion Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, we shall remit to you, only out of our compensation as provided above, the fees to which you are entitled hereunder.

         Each order form for the purchase of Conversion Shares must set forth the identity and address of each person to whom the certificates for such Conversion Shares should be issued and delivered. Such order form also must clearly identify you firm in order for you to receive compensation. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "Montgomery Financial Corporation."

         This offer is made subject to the terms and conditions herein set forth and is made only to Approved Brokers who are members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice.

         Orders for Conversion Shares shall be subject to confirmation and we, acting on behalf of the Primary Parties, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Primary Parties, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Conversion Shares. No Approved Broker is authorized to act as agent for us when soliciting offers to buy the Conversion Shares from the public or otherwise. No Approved Broker shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Conversion Shares during the offering.

         We and each Approved Broker assisting in selling Conversion Shares pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. Each customer-carrying selected dealer that is not a $250,000 net capital reporting broker/dealer agrees that it shall not use a sweep

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


arrangement and that it shall transmit all customer checks by noon of the next business day after receipt thereof. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 house prior to delivery of such person's order form.

         We and each Approved Broker further agree that to the extent that your customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretations of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price of the Conversion Shares ordered on or before noon of the next business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we shall subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we shall mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we shall debit accounts of such customers of the third business day ("Debit Date") following receipt of the confirmation referred to in (i), and (iv) we shall forward complete order forms together with such funds to the Company on or before twelve noon on the next business day and each selected dealer acknowledges that if the procedure in
(b) is adopted, our customers' funds are not required to be in their accounts until the Debit Date.

         Unless earlier terminated by us, this Agreement shall terminate upon the closing date of the Conversion and Reorganization. We may terminate this Agreement or any provisions hereof any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Conversion and Reorganization.

         You agree that at any time or times prior to the termination of this Agreement you shall, upon our request, report to us the number of Conversion Shares sold on behalf of the Company by you under this Agreement.

         We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

         Upon application to us, we shall inform you as to the states in which we believe the Conversion Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Conversion Shares in any state.

         Additional copies of the Prospectus and any supplements thereto shall be supplied in reasonable quantities upon request.

         Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

         This Agreement shall be construed in accordance with the laws of the State of Ohio.

         Please confirm your agreement hereto by signing and returning the confirmations accompanying this letter at once to us at Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., 211 Bradenton, Dublin, Ohio 43017. The enclosed duplicate copy shall evidence the agreement between us.

                                            CHARLES WEBB & COMPANY, A DIVISION
                                            OF KEEFE, BRUYETTE & WOODS, INC.



                                            By: ________________________________
                                            Its: _______________________________


CONFIRMED AS OF:



___________________, 1997



________________________________
(Name of Dealer)

By: ____________________________
Its: ___________________________

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